  As filed with the Securities and Exchange Commission on September 29, 1998
                                                      Registration No. 333-44515
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ________________________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ________________________


                                   NVR, INC.
            (Exact name of Registrant as specified in its charter)

                                   Virginia
        (State or Other Jurisdiction of Incorporation or Organization)

                                  54-1394360
                     (I.R.S. Employer Identification No.)
                           ________________________


                                                    State of                I.R.S. Employer
        Names of Additional Registrants           Incorporation          Identification Number
        -------------------------------           -------------          ---------------------
          NVR Financial Services, Inc.            Pennsylvania                 25-1203734
                NVR Homes, Inc.                     Virginia                   25-1709930
                   RVN, Inc.                        Delaware                   51-0378026
       NVR Fox Ridge, Inc. (formerly known          Tennessee                  62-1715049
             as NVR Fox Ridge, Inc.)


                       7601 Lewinsville Road, Suite 300
                            McLean, Virginia  22102
                                (703) 761-2000
                   (Address of Principal Executive Offices)

                           ________________________


                Agent for Service:                                              With Copies to:
                ------------------                                              ---------------
               Mr. Dwight C. Schar                                         J. Warren Gorrell, Jr., Esq.
             Chief Executive Officer                                           Eve N. Howard, Esq.
                    NVR, Inc.                                                 Hogan & Hartson L.L.P.
        7601 Lewinsville Road, Suite 300                                    555 Thirteenth  Street, N.W.
            McLean, Virginia  22102                                         Washington, D.C.  20004-1109
                (703) 761-2000                                                    (202) 637-5600

                           ________________________

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                           ________________________

================================================================================

THIS POST-EFFECTIVE AMENDMENT NO. 1 IS BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SOLELY FOR THE PURPOSE OF DE-REGISTERING THE GUARANTEES OF FOX RIDGE HOMES, INC. AND RVN, INC. OF NVR, INC.'S OBLIGATIONS UNDER THE $400,000,000 OF DEBT SECURITIES PREVIOUSLY REGISTERED. NVR, INC., THE PARENT OF FOX RIDGE HOMES, INC. AND RVN, INC., HAS DETERMINED THAT FOX RIDGE HOMES, INC. AND RVN, INC. WILL NO LONGER ISSUE GUARANTEES OF ITS OBLIGATIONS UNDER THE $400,000,000 OF DEBT SECURITIES PREVIOUSLY REGISTERED.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this post-effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, on the dates indicated.

Registrant                                                 Date
----------                                                 ----
NVR, INC.

By:  /s/ Dwight C. Schar                                   September 29, 1998
   ---------------------
         Dwight C. Schar
         Chairman of the Board of Directors,
         President and Chief Executive Officer

NVR FINANCIAL SERVICES, INC.

By:  /s/ William J. Inman *                                September 29, 1998
   ------------------------
         William J. Inman
         President

NVR HOMES, INC.

By:  /s/ Dwight C. Schar                                   September 29, 1998
   ---------------------
         Dwight C. Schar
         Chairman of the Board of Directors,
         President and Chief Executive Officer

RVN, INC.

By:  /s/ William J. Inman *                                September 29, 1998
   ------------------------
         William J. Inman
         President

FOX RIDGE HOMES, INC.

By:  /s/ Dwight C. Schar                                   September 29, 1998
   ---------------------
         Dwight C. Schar
         Chairman of the Board of Directors


* Pursuant to Power of Attorney previously filed as Exhibit 24.1 to Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 25, 1998.

     Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Name                                          Title                                          Date
----                                          -----                                          ----
/s/  Dwight C. Schar                          Chairman of the Board of Directors,            September 29, 1998
--------------------                          President and Chief Executive Officer of the
Dwight C. Schar                               Company; Director of NVR Financial Services,
                                              Inc.; Chairman of the Board of Directors,
                                              Chief Executive Officer and President of NVR
                                              Homes, Inc.; Chairman of the Board and
                                              Director of Fox Ridge Homes, Inc.

/s/  C. Scott Bartlett, Jr.*                  Director of the Company                        September 29, 1998
----------------------------
C. Scott Bartlett, Jr.

/s/  Manuel H. Johnson*                       Director of the Company                        September 29, 1998
-----------------------
Manuel H. Johnson

/s/  William A. Moran*                        Director of the Company                        September 29, 1998
----------------------
William A. Moran

/s/  Richard H. Norair, Sr.*                  Director of the Company                        September 29, 1998
----------------------------
Richard H. Norair, Sr.

/s/  David A. Preiser*                        Director of the Company                        September 29, 1998
----------------------
David A. Preiser

/s/  George E. Slye*                          Director of the Company                        September 29, 1998
--------------------
George E. Slye

/s/  John M. Toups*                           Director of the Company                        September 29, 1998
-------------------
John M. Toups


/s/  Paul C. Saville                          Senior Vice President, Chief Financial         September 29, 1998
--------------------                          Officer and Treasurer of the Company;
Paul C. Saville                               Director of NVR Financial Services, Inc.;
                                              Senior Vice President Finance, Chief
                                              Financial Officer, Treasurer and Director of
                                              NVR Homes, Inc.; Vice President (Principal
                                              Financial Officer) and Director of RVN,
                                              Inc.; Director of Fox Ridge Homes, Inc. (and
                                              Principal Financial and Accounting Officer)

/s/  William J. Inman*                        President and Director of NVR Financial        September 29, 1998
----------------------                        Services, Inc.; Director of NVR Homes, Inc.;
William J. Inman                              Director of Fox Ridge Homes, Inc.; President
                                              of RVN, Inc.

/s/  Michael J. Cannizzo*                     Director of NVR Financial Services, Inc.;      September 29, 1998
-------------------------                     Director of NVR Homes, Inc.
Michael J. Cannizzo

/s/  Peter J. Fitzsimmons*                    Treasurer of NVR Financial Services, Inc.      September 29, 1998
--------------------------
Peter J. Fitzsimmons

/s/  Thomas Ruck*                             Director of RVN, Inc.                          September 29, 1998
-----------------
Thomas Ruck

/s/  Frank Stagno*                            Director of RVN, Inc.                          September 29, 1998
------------------
Frank Stagno

* Pursuant to Power of Attorney previously filed as Exhibit 24.1 to Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 25, 1998.